As filed with the Securities and Exchange Commission on May 19, 2006

Registration No.

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

International Rectifier Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	95-1528961
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

233 Kansas Street El Segundo, California 90245
(Address, Including Zip Code, of Principal Executive Offices)

International Rectifier Corporation 2000 Incentive Plan
(Full Title of the Plan)

Donald R. Dancer, Esq. International Rectifier Corporation General Counsel 233 Kansas Street El Segundo, California 90245 (310) 322-3331
(Name, Address and Telephone Number, Including Area Code, of Agent For Service)

COPY TO:

Jeffrey W. Walbridge, Esq. O’Melveny & Myers LLP 610 Newport Center Drive, Suite 1700 Newport Beach, California 92660

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount To Be Registered		Proposed Maximum Offering Price Per Unit		Proposed Maximum Aggregate Offering Price		Amount Of Registration Fee
Common Stock, par value $1.00 per share	4,500,000 shares	(1)(2)	$45.78	(3)	$206,010,000	(3)	$22,043	(3)

(1)         This Registration Statement covers, in addition to the number of shares of International Rectifier Corporation, a Delaware corporation (the “Company” or the “Registrant”), common stock, par value $1.00 per share (the “Common Stock”), stated above, options and other rights to purchase or acquire the shares of Common Stock covered by this Registration Statement and, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), an additional indeterminate number of shares, options and rights that may be offered or issued pursuant to the International Rectifier Corporation 2000 Incentive Plan, as amended (the “Plan”), as a result of one or more adjustments under the Plan to prevent dilution resulting from one or more stock splits, stock dividends or similar transactions.

(2)         Each share of Common Stock is accompanied by a preferred share right pursuant to the Rights Agreement, dated August 14, 1996, as amended, between the Registrant and ChaseMellon Shareholder Services, LLC, as Rights Agent.

(3)         Pursuant to Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on May 17, 2006, as quoted on the New York Stock Exchange.

The Exhibit Index for this Registration Statement is at page 6.

EXPLANATORY NOTE

This Registration Statement is filed by the Company to register additional securities issuable pursuant to the Plan and consists of only those items required by General Instruction E to Form S-8.

PART I

INFORMATION REQUIRED IN THE
SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Securities Act Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE
REGISTRATION STATEMENT

Item 3.                                                           Incorporation of Certain Documents by Reference

The following documents of the Company filed with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:

(a)                                  The Company’s Annual Report on Form 10-K for its fiscal year ended June 30, 2005, filed with the Commission on September 6, 2005 (Commission File No. 1-7935);

(b)                                 The Company's Quarterly Report on Form 10-Q for its fiscal quarter ended September 30, 2005, filed with the Commission on November 14, 2005 (Commission File No. 1-7935), as amended by the Company’s Form 10-Q/A for its fiscal quarter ended September 30, 2005, filed with the Commission on May 17, 2006.

(c)                                  The Company's Quarterly Report on Form 10-Q for its fiscal quarter ended December 31, 2005, filed with the Commission on February 10, 2006 (Commission File No. 1-7935), as amended by the Company’s Form 10-Q/A for its fiscal quarter ended December 31, 2005, filed with the Commission on May 17, 2006.

(d)                                 The Company's Quarterly Report on Form 10-Q for its fiscal quarter ended March 31, 2006 (Commission File No. 1-7935), filed with the Commission on May 17, 2006.

(e)                                  The Company’s Current Reports on Form 8-K filed with the Commission (under Commission File No. 1-7935) on May 15, 2006, May 11, 2006, November 28, 2005, November 21, 2005, November 21, 2005, November 1, 2005 and October 11, 2005  (as to the item 8.01/9.01 matter therein).

(f)                                    The description of the Company’s Common Stock contained in its Registration Statement on Form 8-A filed with the Commission on June 17, 1985, and any amendment or report filed for the purpose of updating such description;

(g)                                 The description of the Company’s preferred share purchase rights contained in its Registration Statement on Form 8-A filed with the Commission on August 21, 1996 (Commission File No. 000-21227), and any amendment or report filed for the purpose of updating such description; and

(h)                                 The Company’s Registration Statements on Form S-8 relating to the Plan, filed with the Commission on March 26, 2001 (Commission File No. 333-57608) and May 18, 2000 (Commission File No. 333-37308).

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.  Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 5.                                                           Interests of Named Experts and Counsel

The validity of the issuance of Common Stock registered hereby is passed on for the Company by Donald R. Dancer, Esq.  Mr. Dancer is the General Counsel of the Company and is compensated by the Company as an employee.  Mr. Dancer owns 4,416 shares of Common Stock and Company stock options to acquire up to an additional 146,000 shares of Common Stock.  Mr. Dancer is eligible to receive stock awards by the Company under the Plan.

Item 8.                                                           Exhibits

See the attached Exhibit Index at page 6, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on May 19, 2006.

INTERNATIONAL RECTIFIER CORPORATION

By:
Donald R. Dancer, Esq.
General Counsel

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Donald R. Dancer, Esq. as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

	Chairman of the Board	May 19, 2006
Eric Lidow

	Chief Executive Officer and Director	May 19, 2006
Alexander Lidow	(Principal Executive Officer)

	Executive Vice President and Chief	May 19, 2006
Michael P. McGee	Financial Officer (Principal Financial
and Accounting Officer)

	Director	May 19, 2006
Jack O. Vance

	Director	May 19, 2006
Rochus E. Vogt

	Director	May 19, 2006
James D. Plummer

	Director	May 19, 2006
Minoru Matsuda

	Director	May 19, 2006
Robert S. Attiyeh

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

3.1

Certificate of Incorporation, as amended to date (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-8 filed with the Commission on July 19, 2004 (Commission File No. 333-117489).

3.2	Bylaws, as amended (incorporated by reference to Exhibit 3.2 to the Company’s quarterly report on Form 10-Q filed with the Commission on November 11, 2005 (Commission File No. 1-07935)).

4.1

International Rectifier Corporation 2000 Incentive Plan (As Amended and Restated November 22, 2004). (Filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the Commission on November 24, 2004 (Commission File No. 001-07935) (Commission File No. 1-07935)).

4.2

Amended and Restated Rights Agreement between the Company and ChaseMellon Shareholder Services, LLC, dated as of December 15, 1998 (incorporated by reference to Exhibit 4(a) to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 1999, filed with the Commission on October 1, 1999 (Commission File No. 1-07935)).

4.3

Indenture, dated as of July 19, 2000, between the Company and Wells Fargo Bank Minnesota, National Association, as Trustee, including the form of 4 1/4% Convertible Subordinated Note Due 2007 attached as Exhibit A thereto (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with Commission on July 28, 2000 (Commission File No. 1-07935)).

4.4

Registration Rights Agreement dated as of July 19, 2000, by and among the Company as issuer, and Morgan Stanley & Co. Incorporated J.P. Morgan & Co. and Banc of America Securities LLC (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the Commission on July 28, 2000 (Commission File No. 1-07935)).

5.	Opinion of Company Counsel.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Counsel (included in Exhibit 5).

24.	Power of Attorney (included in this Registration Statement under “Signatures”).